Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Sam Duncan and Karla C. Robertson as the undersigned’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for the undersigned and in such person’s name, place and stead, in any and all capacities, to sign SUPERVALU INC.’s registration statement on Form S-3 (and all further amendments, including post-effective amendments thereto), and to file the same, with accompanying exhibits and other related documents, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this July 16, 2014, by the following persons:

Signature	Title

/s/ SAM DUNCAN	Chief Executive Officer and President and Director
Sam Duncan	(principal executive officer)

/s/ BRUCE H. BESANKO	Executive Vice President and Chief Financial Officer
Bruce H. Besanko	(principal financial officer)

/s/ SUSAN S. GRAFTON	Senior Vice President, Finance, and Chief Accounting Officer
Susan S. Grafton	(principal accounting officer)

/s/ DONALD R. CHAPPEL	Director
Donald R. Chappel

/s/ IRWIN S. COHEN	Director
Irwin S. Cohen

/s/ PHILIP L. FRANCIS	Director
Philip L. Francis

/s/ ERIC G. JOHNSON	Director
Eric G. Johnson

/s/ MATHEW M. PENDO	Director
Mathew M. Pendo

/s/ MATTHEW E. RUBEL	Director
Matthew E. Rubel

/s/ WAYNE C. SALES	Director
Wayne C. Sales

/s/ FRANK A. SAVAGE	Director
Frank A. Savage

/s/ JOHN T. STANDLEY	Director
John T. Standley

/s/ GERALD L. STORCH	Director and Non-Executive Chairman
Gerald L. Storch